Exhibit 99.1

Tuesday, June 1, 2010

JBI, Inc. Hires Vice President of Marketing and Communications

NIAGARA FALLS, Ontario, June 1, 2010 (GlobeNewswire via COMTEX) – JBI, Inc. (the “Company”) (OTCBB: JBIIE) has hired Amy Bradshaw as Vice President of Marketing and Communications.  Ms. Bradshaw has 15 years of business and consulting experience across multiple industries.  Her primary responsibilities will include shareholder communication and marketing for JBI and Pak-It.  In order to maintain a majority of independent members, Ms. Bradshaw has resigned her position as a member of the Company’s Board of Directors.

About JBI, Inc.

JBI, Inc. is a technology company focused on injecting intelligence into existing products and processes, making them efficient and profitable. JBI seeks to innovate new solutions to issues facing today’s world, including environmental concerns. JBI currently has four business lines including JBI’s tape data recovery, JAVACO, PAK-IT LLC and our new Plastic2Oil business. Information on our company and all of our products and services can be found at www.jbiglobal.com.

Forward Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT:  JBI, Inc.

          Investor Relations
          James Parker
          +1 (916) 990-3667
          jparker@jbiglobal.com

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INDUSTRY KEYWORD:	Business Services
SUBJECT CODE:	PLASTICS
MANAGEMENT CHANGES
Directors and Officers
JBI, Inc. All rights reserved.